SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **DEEAS RESOURCES INC.**, did on April 7, 2006, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on April 10, 2006.

DEAN HELLER
Secretary of State

By

Certification Clerk

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity # E0263262006-7
Document Number: 20060224489-77
Date Filed: 4/7/2006 4:00:23 AM
In the office of
Dean Heller
Secretary of State

Articles of Incorporation
(PURSUANT TO NRS 78)

Important: Read attached instructions before completing form.

1. Name of Corporation:	DEEAS RESOURCES INC.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	The Corporation Trust Company of Nevada Name 6100 Neil Road, Suite 500 — Reno, NEVADA 89511 Street Address — City — Zip Code Optional Mailing Address — City — State — Zip Code
3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 100,000,000 Common, Par value: $ 0.001; 10,000,000 Preferred, Par value: $ 0.001. Number of shares without par value:
4. Names & Addresses, of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)	1. Jeff Sharpe Name 6348 49th Avenue — Ladner, BC V4K 5A1 Street Address — City — State — Zip Code 2. Name Street Address — City — State — Zip Code 3. Name Street Address — City — State — Zip Code
5. Purpose: (optional-see instructions)	The purpose of this Corporation shall be:
6. Names, Address and Signature of Incorporator: (attach additional page if there is more than 1 incorporator)	Jeff Sharpe [signature] Name 6348 49th Avenue — Ladner, BC V4K 5A1 Address — City — State — Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. [signature] 04/07/06 Authorized Signature of R.A. or On Behalf of R.A. Company — Date Kathleen C. Garipy, Asst. Sec

This form must be accompanied by appropriate fees. See attached fee schedule.

Schedule A
Attached to Articles of Incorporation of

DEEAS RESOURCES INC.

Article 3. Shares

(a) Authorized Capital Stock. The Corporation is authorized to issue a total of 110,000,000 shares, divided into the following classes of stock:

(i) 100,000,000 shares designated as "Common Stock", with $0.001 par value per share; and

(ii) 10,000,000 shares designated as "Preferred Stock", with $0.001 par value per share.

(b) Common Stock. Except as otherwise required by law, the Articles of Incorporation or as otherwise provided in any Directors' Resolution, all shares of Common Stock shall be identical and the holders of Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

(c) Preferred Stock. The Board of Directors of the Corporation is authorized to determine the number of series into which shares of Preferred Stock may be divided, to determine the designations, powers, preferences and voting and other rights, and the qualifications, limitations and restrictions granted to or imposed upon the Preferred Stock or any series thereof or any holders thereof, to determine and alter the designations, powers, preferences and rights, and the qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock or the holders thereof, to fix the number of shares of that series, and to increase or decrease, within the limits stated in any resolution of the Board of Directors originally fixing the number of shares constituting any series (but not below the number of such shares then outstanding), the number of shares of any such series subsequent to the issuance of shares of that series.